Calculation of Filing Fee Tables
S-8
Cohen & Co Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share	457(a)	2,000,000	$ 11.34	$ 22,680,000.00	0.0001381	$ 3,132.11
2	Equity	Preferred Stock Purchase Rights	457(a)	0	$ 0.00	$ 0.00	0.0001381	$ 0.00
Total Offering Amounts:						$ 22,680,000.00		$ 3,132.11
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,132.11
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (this "Registration Statement") of Cohen & Company Inc. (the "Registrant") shall also cover such additional shares of the Registrant's common stock, par value $0.01 per share ("Common Stock"), as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions. Calculated pursuant to Rule 457(c) and (h) under the Securities Act based upon the average ($11.34) of the high ($11.63) and low ($11.04) prices of the Common Stock reported by the NYSE American Stock Exchange on June 3, 2026, which is within five (5) business days prior to the date of this Registration Statement.

[2]	Each share of Common Stock is accompanied by a right to purchase a unit consisting of one ten-thousandth of a share of the Registrant's Series C Junior Participating Preferred Stock, par value $0.001 per share, pursuant to a Rights Agreement between the Registrant and Computershare Inc., as Rights Agent.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources